                                                                   EXHIBIT 4.2

                         ROLLERBALL INTERNATIONAL, INC.

                                       AND

                       AUERBACH, POLLAK & RICHARDSON, INC.


                                  UNDERWRITER'S
                                WARRANT AGREEMENT


                           Dated as of _____ __, 1997

         UNDERWRITER'S WARRANT AGREEMENT dated as of __________________, 1997, between ROLLERBALL INTERNATIONAL INC., a Delaware corporation (the "Company"), and AUERBACH, POLLAK & RICHARDSON, INC. and its assignees or designees (each hereinafter referred to variously as a "Holder" or "Auerbach").

                                   WITNESSETH:

         WHEREAS, Auerbach has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") between the Company and Auerbach to act as underwriter (the "Underwriter") in connection with the Company's proposed public offering of 1,250,000 shares of common stock of the Company, $.001 par value, (the "Common Stock"), at a public offering price of $_____ per share (the "Public Offering").

         WHEREAS, pursuant to the Underwriting Agreement, the Company proposes to issue warrants to the Underwriter to purchase up to an aggregate of 125,000 shares of Common Stock (the "Underwriter's Warrants").

         WHEREAS, the Underwriter's Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the underwriter pursuant to the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of Twelve and One-Half Dollars ($12.50), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. Auerbach is hereby granted the right to purchase, at any time from _____ __, 1998 until 5:30 p.m., New York time, on_____ __, 2002 (5 years from the Effective Date of the registration statement and any supplement thereto, on Form SB-2, No. _________), at which time the Underwriter's Warrants expire, up to an aggregate _______ shares of Common stock (subject to adjustment as provided in Section 8 hereof), at an initial exercise price (subject to adjustment as provided in Section 11 hereof) of $___(120% of the public offering price) (the "Exercise Price").

         2. Underwriter's Warrant Certificates. The Underwriter's Warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Registration of Warrant. The Underwriter's Warrants shall be numbered and shall be registered on the books of the Company when issued.

         4.  Exercise of Underwriter's Warrant.

             4.1 Method of Exercise. The Underwriter's Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in Section 11 hereof) per Underwriter's Warrant set forth in Section 8 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal offices in California (currently located at 9255 Dohenny Road, Suite 2705, Los Angeles, California 90069) the registered holder of a Underwriter's Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying the Underwriter's Warrants). In the case of the purchase of less than all of the shares of Common Stock purchasable under any Underwriter's Warrant Certificate, the Company shall cancel said Underwriter's Warrant Certificate upon the surrender thereof and shall execute and deliver a new Underwriter's Warrant Certificate of like tenor for the balance of the shares of Common stock purchasable thereunder.

             4.2 Exercise by Surrender of Underwriter's Warrant. In addition to the method of payment set forth in Section 4.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Underwriter's Warrants shall have the right at any time and from time to time to exercise the Underwriter's Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 4.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which the Underwriter's Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 9.3 (e) hereof) of the shares of Common Stock minus the Exercise Price of the shares of Common Stock and the denominator of which is the Market Price per share of Common Stock. Solely for the purposes of this Section 4.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 15 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or
(ii) results in a greater Market Price.

         5. Issuance of Certificates. Upon the exercise of the Underwriter's Warrant, the issuance of certificates for shares of Common Stock, properties or rights underlying such Underwriter's Warrant shall be made forthwith (and in any event within five (5) business days thereafter)without charge to the Holder thereof including, without limitation, any tax, other than income taxes, which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 7 and 9 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Underwriter's Warrant Certificates and the certificates representing the shares of Common Stock or other securities, property or rights issued upon exercise of the Underwriter's Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Underwriter's Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         6. Transfer of Underwriter's Warrant. The Underwriter's Warrant shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration transfer, the Company shall execute and deliver the new Underwriter's Warrant to the person entitled thereto.

         7. Restriction On Transfer of Underwriter's Warrant. The Holder of a Underwriter's Warrant Certificate, by its acceptance thereof, covenants and agrees that the Underwriter's Warrant is being acquired as an investment and not with a view to the distribution thereof, and that the Underwriter's Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for the term of the Underwriter's Warrant, except to officers or partners of the Underwriters, or by operation of law.

         8. Exercise Price and Number of Securities. Except as otherwise provided in Section 10 hereof, each Underwriter's Warrant is exercisable to purchase one share of Common Stock at an initial exercise price equal to the Exercise Price. The Exercise Price and the number of shares of Common Stock for which the Underwriter's Warrant may be exercised shall be the price and the number of shares of Common Stock which shall result from time to time from any and all adjustments in accordance with the provisions of Section 11 hereof.

         9.  Registration Rights.

             9.1 Registration Under the Securities Act of 1933. Each Underwriter's Warrant Certificate and each certificate representing shares of Common Stock and any of the other securities issuable upon exercise of the Underwriter's Warrant (collectively, the "Warrant Shares") shall bear the following legend unless (i) such Underwriter's Warrant or Warrant Shares are distributed to the public or sold to the underwriters for distribution to the public pursuant to Section 9 hereof or otherwise pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), or(ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Company, that such legend is unnecessary for any such certificate:

THE UNDERWRITER'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S WARRANT REPRESENTED BY THE CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S WARRANT AGREEMENT REFERRED TO HEREIN.

             9.2 Piggyback Registration. If, at any time commencing after the effective date of the Registration Statement and expiring five (5) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or successor form thereto) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Warrant Shares of its intention to do so. If any of the Holders of the Warrant Shares notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the securities held by the entities that made the demand for registration, (c) third, the Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, pro rata among the Holders of Warrant Shares on the basis of the number of Underwriter's Warrant Shares requested to be registered by such Holders, and (d) fourth, other securities requested to be included in such registration.

         Notwithstanding the provisions of this Section 9.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 9.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

             9.3 Demand Registration. (a) At any time commencing one (1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of the Registration Statement, the Holders of the Underwriter's Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of the Underwriter's Warrants and/or Warrant Shares shall have the right (which right is in addition to the registration rights under Section 9.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the

"Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as maybe necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale by such Holders and any other Holders of the Underwriter's Warrant and/or Warrant Shares who notify the Company within fifteen (15) days after the Company mails notice of such request pursuant to Section 9.3(b) hereof (collectively, the "Requesting Holders") of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by the Requesting Holders.

             (b) The Company covenants and agrees to give written notice of any registration request under this Section 9.3 by any Holder or Holders representing a Majority of the Underwriter's Warrants and/or Warrant Shares to all other registered Holders of the Underwriter's Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

             (c) In addition to the registration rights under Section 9.2 and subsection (a) of this Section 9.3, at any time commencing one(1) year after the effective date of the Registration Statement and expiring five (5) years from the effective date of the Registration Statement, the Holders of a Majority of the Underwriter's Warrants and/or Warrant Shares shall have the right on one occasion, exercisable by written request to the Company, to have the Company prepare and file with the Commission a registration statement so as to permit a public offering and sale by such Holders of their respective Warrant Shares for the earlier of (i) six (6) consecutive months or (ii) until the sale of all of the Warrant Shares requested to be registered by such Holders; provided, however, that the provisions of Section 9.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request. If the Holders have exercised their rights under Section 9.3(a) then the Holders may not exercise their rights under Section 9.3(c) for a period of six (6) months following the effective date of any registration statement filed pursuant to
Section 9.3(a).

             (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 9.4(a) hereof pursuant to the written notice specified in Section 9.3(a) of the Holders of a Majority of the Underwriter's Warrants and/or Warrant Shares, the Company, at the option of the Holders of a Majority, will be required to repurchase (i) any and all Warrant Shares at the higher of the Market Price (as defined in Section 9.3(e)) per share of Common Stock on (x) the date of the notice sent pursuant to Section 9.3(a) or (y) the expiration of the period specified in Section 9.4(a) and (ii) any and all Underwriter's Warrant at such Market Price less the Exercise Price of such Underwriter's Warrant. The Holders of a Majority shall notify the Company in writing of their election to to require such repurchase. Such repurchase shall be in immediately available funds and shall close within two
(2) days after the later of (i) the expiration of the period specified in
Section 9.4(a) or (ii) the delivery of the written notice of election specified in this Section 9.3(d).

             (e) Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the Nasdaq SmallCap Market ("Nasdaq"), or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         9.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 9.2 or 9.3 hereof, the Company covenants and agrees as follows:

             (a) The Company shall use its best efforts to file a registration statement within ninety (90) days of receipt of any demand therefor, and to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

             (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions, and excluding roadshow expenses if the only shares to be registered in such Registration Statement are Warrant Shares), fees and expenses in connection with all registration statements filed pursuant to Sections 9.2 and 9.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

The Holder(s) will pay all costs, fees and expenses (including those of the Company)in connection with the registration statement filed pursuant to Section 9.3(c).

             (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

             (d) The Company shall indemnify the Holder(s)of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability(including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7 of the Underwriting Agreement.

             (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

             (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Underwriter's Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

             (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 9.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 9.3 hereof (other than registration statements filed prior to an exercise of registration rights by a Holder of Underwriter's Warrants and/or Warrant Shares pursuant to Section 9.2 hereof), without the prior written consent of Auerbach or as otherwise required by the terms of any existing registration rights granted prior to the date of this Agreement by the Company to the holders of any of the Company's securities.

             (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

             (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

             (j) The Company shall enter into an underwriting agreement with the managing underwriters (in the case of registration rights exercised pursuant to Section 9.3 hereof, selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Representative). Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

             (k) For purposes of this Agreement, the term "Majority" in reference to the Underwriter's Warrants or Warrant Shares shall mean in excess of fifty percent (50%) of the then outstanding Underwriter's Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         10. Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9 hereof that each of the selling Holders shall:

             (a) Furnish to the Company such information regarding themselves, the Warrant Shares held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Shares.

             (b) Notify the Company, at any time when a prospectus relating to the Warrant Shares covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         11. Adjustments to Exercise Price and Number of Securities. The Exercise Price in effect at any time and the number and kind of securities purchased upon the exercise of the Underwriter's Warrant shall be subject to adjustment from time to time only upon the happening of the following events:

             11.1 Adjustment for Recapitalization. If the Company shall at any time combine or subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Underwriter's Warrants) by recapitalization, reclassification, split-up, combination or reverse split thereof, the Exercise Price per Warrant Share subject to the Underwriter's Warrants immediately prior to such combination or subdivision shall be proportionately increased or decreased, as the case may be. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 11.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereon shall be the record date therefor.

         Whenever the number of shares of Common Stock purchasable upon the exercise of the Underwriter's Warrants is adjusted, as provided in this Section 11, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

             11.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of the Underwriter's Warrant) after the date of this Agreement or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of the Underwriter's Warrant upon the exercise thereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of the Underwriter's Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had so exercised immediately prior thereto; in each such case, the terms of this Agreement shall be applicable to the securities or property receivable upon the exercise of any Underwriter's Warrant after such consummation.

             11.3 Adjustment for Dilutive Events. Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Exercise Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock (any such sale or issuance being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) shall be adjusted ( to the nearest cent), with such adjusted Exercise Price determined by dividing (1) the product of (a) the Exercise Price in effect immediately before such Change of Shares and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale or issuance by (B) the Exercise Price in effect immediately prior to such Change of Shares, by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

         For the purposes of any adjustment to be made in accordance with this
Section 11 the following provisions shall be applicable:

             (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

             (b) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

             (c) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

             (d) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in this Section 11.

             (e) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

             (f) Upon each adjustment of the Exercise Price pursuant to this
Section 11, the number of shares of Common Stock purchasable upon the exercise of each Underwriter's Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted

Exercise Price.

             (g) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 11.3(b) and as provided below) less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Underwriter's Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of this Section 11, provided that:

                 A. The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection A. (and for the purposes of subsection E. of this Section 11.3(g)) shall be reduced by the number of shares as to which such options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding for purposes of any subsequent adjustment in the Exercise Price, which adjustment shall be made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                 B. The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection B. (and for the purposes of subsection
E. of this Section 11.3(g) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding for purposes of any subsequent adjustment in the Exercise Price, which adjustment shall be made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

             C. If any change shall occur in the exercise price per shares provided for in any of the options, rights or warrants referred to in subsection
A. of this Section 11.3(g), or in the price per share or ratio at which the securities referred to in subsection A. of this Section 11.3(g) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

             D. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Underwriter's Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary of the Company in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Underwriter's Warrants other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Underwriter's Warrant then outstanding shall have the right thereafter to receive on exercise of such Underwriter's Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the stock transfer agent, if any, a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision.

             E. Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Underwriter's Warrants, the Underwriter's Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Underwriter's Warrant Certificates when the same were originally issued.

             F. After each adjustment of the Exercise Price pursuant to this
Section 11, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted; (ii) the number of shares of Common Stock purchasable upon exercise of each Underwriter's Warrant, after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             11.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

             11.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Underwriter's Warrant or the Warrant Shares;

                  (b) Upon the issuance or sale of Common Stock (or any other security convertible, exercisable, or exchangeable into shares of Common Stock) upon the direct or indirect conversion, exercise, or exchange of any options, rights, warrants, or other securities or indebtedness of the Company outstanding as of the date of this Agreement or granted pursuant to any stock option plan of the Company in existence as of the date of this Agreement, pursuant to the terms thereof; or

                  (c) If the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Underwriter's Warrant.

             11.6 Exchange and Replacement of Underwriter's Warrant Certificates. Each Underwriter's Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Underwriter's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrant, if mutilated, the

Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         12. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common stock upon the exercise of the Underwriter's Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         13. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common stock, solely for the purpose of issuance upon the exercise of the Underwriter's Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of the Underwriter's Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of the Underwriter's Warrant. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of the Underwriter's Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriter's Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter's Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq.

         14. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Warrants and their exercise, any of the following events shall occur:

             (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have be unduly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

             (a) if to the registered Holder of the Underwriter's Warrant, to the address of such Holder as shown on the books of the Company; or

             (b) if to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

         16. Supplements; Amendments; Entire Agreement. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any holders of Underwriter's Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Underwriter's Warrant Certificates.

         17. Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the holders and their respective successors and assigns hereunder.

         18. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

         19. Governing Law. This Agreement and each Underwriter's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         20. Severability. If any provision of this Agreement shall beheld to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this

Agreement and shall be given no substantive effect.

         22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Underwriter's Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Underwriter's Warrant Certificates or Warrant Shares.

         23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ATTEST:                                ROLLERBALL INTERNATIONAL INC.


____________________                   By:___________________________
                                          Name:
                                          Title:


                                       AUERBACH, POLLAK & RICHARDSON, INC.


                                       By:___________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                   [FORM OF UNDERWRITER'S WARRANT CERTIFICATE]

THE UNDERWRITER'S WARRANT REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

          EXERCISABLE ON OR BEFORE 5:30 P.M., NEW YORK TIME, ____ ___,
                                      2002.

                            Underwriter's Warrant No.
                         _______ Shares of Common Stock



                               WARRANT CERTIFICATE

This Warrant Certificate certifies that _______, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from ______ _____, 1998 until 5:30 p.m., New York time on ____ ___, 2002 ("Expiration
Date"), up to ____ shares of fully-paid and non-assessable common stock, $.001 par value ("Common Stock") of Rollerball International Inc., a Delaware corporation (the "Company") at the initial exercise price, subject to adjustment in certain events, of $_____ per share (the "Exercise Price") upon surrender of this Underwriter's Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of _____ ___, 1997 among the Company and Auerbach, Pollak & Richardson, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made either (i) by certified or official bank check in New York Clearing House funds payable to the order of the Company or (ii) by surrender of this Warrant Certificate in accordance with the provisions of Section 4.2 of the Warrant Agreement.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Underwriter's Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void. The Underwriter's Warrant evidenced by this Warrant Certificate are part of a duly authorized issue of Underwriter's Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Underwriter's Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon the exercise of the Underwriter's Warrants may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Underwriter's Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Underwriter's Warrant shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriter's Warrant evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Underwriter's Warrant.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         This Warrant Certificate does not entitle any holder thereof to any of the rights of a shareholder of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____ ___, 1997.

ATTEST:                                ROLLERBALL INTERNATIONAL INC.


_________________________              By:___________________________
                                          Name:
                                          Title:

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _____ shares of Common Stock of ROLLERBALL INTERNATIONAL INC. and hereby makes payment of $_________ (at the rate of $[__] per share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                       or

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ shares of Common Stock of ROLLERBALL INTERNATIONAL INC. by surrender of the unexercised portion of the within Warrant Certificate (with a "Value" of $______________ based on a "Market Price" of $___________). Please issue the Common Stock in accordance with the instructions given below.

Dated:_______________________

Signature: ________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address: __________________________________________________
         __________________________________________________
         __________________________________________________
         (Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed:________________________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)

INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name_________________________________________________________________
                           (Print in Block Letters)


Address_________________________________________________________

                              [FORM OF ASSIGNMENT]

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________ here sells, assigns and transfers unto [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:_______________________
Signature: ________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Address: __________________________________________________
         __________________________________________________
         __________________________________________________
         (Insert Social Security or Other Identifying Number of Holder)

Signature
Guaranteed:________________________________________________

(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)